Exhibit 99.1

Contacts:

Investor Relations: John Heller, 952-229-7427, ir@lifetimefitness.com

Media Relations: Jason Thunstrom, 952-229-7435, pr@lifetimefitness.com

FOR IMMEDIATE RELEASE

LIFE TIME FITNESS ANNOUNCES EXPLORATION OF REIT CONVERSION

CHANHASSEN, Minn. (August 25, 2014) – Life Time Fitness, Inc. (NYSE:LTM), The Healthy Way of Life Company, announced today that its board of directors and senior management team have initiated a process to explore a potential conversion of real estate assets into a Real Estate Investment Trust (REIT). Based on a review of several strategic alternatives, the Company’s board of directors believes that a REIT conversion could provide substantial benefits to the Company and its shareholders given its significant real estate holdings, while also supporting ongoing efforts to deliver innovative consumer and corporate health and wellness solutions as it executes its long-term growth plans.

In connection with Life Time’s evaluation of a REIT conversion, the Company’s board adopted a shareholder rights plan to prohibit ownership of more than 9.8% of its outstanding shares in order to safeguard its ability to pursue a pro rata dividend in connection with a REIT conversion. The shareholder rights plan also protects against coercive or abusive takeover tactics and helps ensure that Life Time’s shareholders are not deprived of the opportunity to realize the full and fair value of their investment. The rights will expire upon the earlier of August 21, 2015, or the first business day after the closing of the proposed REIT conversion.

The full text of the shareholder rights plan will be filed with the Securities and Exchange Commission.

There is no assurance that Life Time will change its current business plan or complete a REIT conversion. The Company does not expect to update the market with any further information on the process unless and until its board has approved a specific transaction or otherwise deems disclosure appropriate or necessary.

Wells Fargo Securities and Guggenheim Securities are serving as the Company’s financial advisors. Skadden, Arps, Slate, Meagher & Flom LLP and Faegre Baker Daniels LLP are serving as its legal advisors.

About Life Time Fitness, Inc.:

As The Healthy Way of Life Company, Life Time Fitness (NYSE:LTM) helps organizations, communities and individuals achieve their total health objectives, athletic aspirations and fitness goals by engaging in their areas of interest — or discovering new passions — both inside and outside of Life Time’s distinctive and large sports, professional fitness, family recreation and spa destinations, most of which operate 24 hours a day, seven days a week. The Company’s Healthy Way of Life approach enables customers to achieve this by providing the best programs, people and places of uncompromising quality and value. As of August 25, 2014, the Company operated 112 centers under the LIFE TIME FITNESS® and LIFE TIME ATHLETIC® brands in the United States and Canada. Additional information about Life Time centers, programs and services is available at lifetimefitness.com.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and similar words or expressions. Forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. These forward-looking statements include, but are not limited to, the Company’s plans, projections and estimates regarding (i) the possibility of converting to a REIT and the timing thereof, (ii) the potential advantages, benefits and impact of, and opportunities created by, converting certain assets into a REIT, (iii) its strategy and growth, (iv) its cost and allocation of capital, (v) its future earnings and profits and (vi) dividend plans. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and the following:

•	There are a number of implementation and operational complexities to address before the Company decides whether to pursue a REIT conversion, including possible internal reorganizations. The Company can provide no assurance as to whether it will convert its real estate assets to a REIT.

•	REIT qualification involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended, as well as various factual determinations not entirely within the Company’s control. If the Company determines to convert its real estate assets to a REIT, the Company cannot give assurance that its real estate assets will so qualify or remain so qualified.

•	The Company can give no assurances that its board of directors will pursue a conversion to a REIT, even if there are no impediments to such conversion.

•	The Company’s exploration of a potential REIT conversion may create a potential diversion in our management’s attention from traditional business concerns.

Other risks and uncertainties relating to the Company’s business are: attracting and retaining members, risks related to our debt levels and debt covenants, the ability to access our existing credit facility and obtain additional financing, strains on our business from continued and future growth, including potential acquisitions and other strategic initiatives, risks related to maintenance and security of our data, potential recognition of compensation expense related to performance-based stock grants, potential impairment of long-lived assets, goodwill and intangible assets, competition from other health and fitness centers, identifying and acquiring suitable sites for new centers, delays in opening new centers and other factors set forth in the risk factor section of the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on any such forward-looking statements, which speak only as of the date on which such statements were made. The Company encourages readers to review and consider the various disclosures the Company has made in its filing with the Securities and Exchange Commission. The Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date.

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